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                                                                    Exhibit 23.1


                          Independent Auditors' Consent
                          -----------------------------



The Board of Directors
Stonepath Group, Inc.:


We consent to the use of our report dated February 25, 2003, except as to Note 18, which is as of March 10, 2003 and Note 2, which is as of August 25, 2003, with respect to the consolidated balance sheets of Stonepath Group, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2002, and related financial statement schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to the Company's restatement of the consolidated financial statements as of and for the years ended December 31, 2002 and 2001.


                                    KPMG LLP


Philadelphia, Pennsylvania
September 5, 2003